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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001, except as to Note 4 which is as of March 1, 2001, relating to the financial statements, which appears on page 35 in the 2000 Annual Report to Shareholders of American Water Works Company, Inc., which is incorporated by reference in American Water Works Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 23, 2000 relating to the financial statements, which appears on pages 6-7 in the Annual Report of the Savings Plan for Employees of American Water Works Company, Inc. and Its Designated Subsidiaries on Form 11-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
May 3, 2001